                                                                      Exhibit 11

Statement of Computation of Per Share Amounts

                                                             Three Months Ended June 30,     Six Months Ended June 30,
                                                             ----------------------------    --------------------------
                                                                 1997            1996           1997           1996
                                                             ------------    ------------    -----------    -----------
Primary:
     Net loss for the period .............................   $     (2,039)   $     (1,546)   $    (3,869)   $    (3,106)
                                                             ============    ============    ===========    ===========
     Weighted average number of shares of common stock
          outstanding ....................................         29,792          28,496         29,366         27,680
     Shares issuable upon exercise of outstanding
          options and warrants ...........................           --              --             --             --
     Shares assumed to be acquired in accordance with
          the treasury stock method ......................           --              --             --             --
                                                             ------------    ------------    -----------    -----------
     Shares used in computing per share loss .............         29,792          28,496         29,366         27,680
     Net loss per share ..................................   $      (0.07)   $      (0.05)   $     (0.13)   $     (0.11)
                                                             ============    ============    ===========    ===========

Fully Diluted:

     Net loss for the period .............................   $     (2,039)   $     (1,546)   $    (3,869)   $    (3,106)
                                                             ============    ============    ===========    ===========
     Weighted average number of shares of common stock
          outstanding ....................................         29,792          28,496         29,366         27,680
     Shares issuable upon exercise of outstanding
          options and warrants ...........................            106           3,231            618          3,299
     Shares assumed to be acquired in accordance
          with the treasury stock method .................             (9)         (1,239)           (43)        (1,313)
                                                             ------------    ------------    -----------    -----------
     Shares used in computing per share loss .............         29,889          30,488         29,998         29,666
                                                             ------------    ------------    -----------    -----------
     Net loss per share ..................................   $      (0.07)   $      (0.05)   $     (0.13)   $     (0.11)
                                                             ============    ============    ===========    ===========

                                       14